SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ]     Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Under Rule 14a-12

                           MERIT MEDICAL SYSTEMS, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)  Title of each class of securities to which transaction applies:

         ------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         ------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         ------------------------------------------------------
         5) Total fee paid:

         ------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         ------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

         ------------------------------------------------------
         3) Filing Party:

         ------------------------------------------------------
         4) Date Filed:

         ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ------------------
                                  May 22, 2003


                           MERIT MEDICAL SYSTEMS, INC.



                                  [MERIT LOGO]


         You are cordially invited to attend the Annual Meeting of Shareholders of Merit Medical Systems, Inc. (the "Company"), which will be held on Thursday, May 22, 2003, at 3:00 p.m., at the Company's corporate offices at 1600 West Merit Parkway, South Jordan, Utah (the "Annual Meeting"), for the following purposes:

(1) To elect two directors of the Company, each to serve for a term of three years or until his successor has been duly elected and qualified;

(2) To consider and vote upon an amendment to the Articles of Incorporation the Company increasing the number of authorized shares of common stock of the Company from 20 million shares to 50 million shares;

(3) To consider and vote upon a proposed amendment to the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan to increase the number of shares of common stock of the Company available for the grant of awards under such plan from 2,500,000 shares to 4,500,000 shares;

(4) To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche as independent auditor of the Company for the fiscal year ending December 31, 2003; and

(5) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on April 18, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                       By Order of the Board of Directors,



                             KENT W. STANGER, C.P.A.
                Chief Financial Officer, Secretary and Treasurer

April __, 2003


                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                           MERIT MEDICAL SYSTEMS, INC.
                               1600 Merit Parkway
                            South Jordan, Utah 84095

                        ---------------------------------

                                 PROXY STATEMENT
                        ---------------------------------


                         Annual Meeting of Shareholders

                                  May 22, 2003
                               ------------------




                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Merit Medical Systems, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's common stock, no par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 22, 2003, at 3:00 p.m., at the Company's corporate offices at 1600 West Merit Parkway, South Jordan, Utah, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April __, 2003.

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone, electronic mail or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.

                                     VOTING

         The Board of Directors has fixed the close of business on April 18, 2003 as the Record Date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted; FOR the election of each of the two director nominees for their respective terms; FOR the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock; FOR the amendment to the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan (the "Incentive Plan") increasing the number of shares of Common Stock available for awards under such plan; FOR the ratification of the appointment of Deloitte & Touche LLP to be the Company's independent auditor for the fiscal year ending December 31, 2003; and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Vote Required

         A majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

          Under Utah law, in connection with the election of directors, the two nominees receiving the highest number of votes will be elected. In order to approve each of the proposals in respect of the proposed amendment to the Incentive Plan increasing the number of shares of Common Stock available for awards granted under such plan and the appointment of independent auditors, votes cast in favour of such proposal must exceed the votes cast against. Abstentions and broker non-votes will not have the effect of being considered as votes cast with respect to such matters. In order to approve the proposed amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20 million shares to 50 million shares, a majority of the outstanding shares of Common Stock must be voted in favor of such amendment. Accordingly, abstentions and broker non-votes will have the effect of being considered as votes cast against such proposal.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

           At the Annual Meeting, two directors of the Company are to be elected to serve for a term of three years or until their successors shall be duly elected and qualified. Each of the nominees for director, identified below, is currently a director of the Company. If either of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The two nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election as Directors

         Certain information with respect to each director nominee is set forth below.

         Fred P. Lampropoulos, 53, has been Chairman of the Board, President and Chief Executive Officer of the Company since its formation in July 1987. From 1983 to June 1987, Mr. Lampropoulos was Chairman of the Board and President of Utah Medical Products, Inc. ("Utah Medical"), a medical device company. Mr. Lampropoulos is nominated to serve a three-year term.

         Kent W. Stanger, C.P.A. 48, has been Chief Financial Officer, Secretary, Treasurer and a director of the Company since 1987. Prior to joining the Company, Mr. Stanger was the controller for Utah Medical from 1985 to August 1987. Prior to 1985, he was the corporate controller for Laser Corporation, American Laser and Modulaire Industries, Inc. Mr. Stanger is a certified public accountant. Mr. Stanger is nominated to serve a three-year term.

         The Board of Directors recommends that shareholders vote for each of the foregoing nominees.

Directors Whose Terms of Office Continue

         Rex C. Bean, 72, has been a director of the Company since 1988. Mr. Bean retired from the U.S. Air Force in 1987 and is principally engaged in the management of private investments. Mr. Bean's term as a director expires in 2005.

         Richard W. Edelman, 62, has been a director of the Company since 1988. He is the managing director and Dallas branch manager of Sanders Morris Harris, a stock brokerage firm. Mr. Edelman also serves as a director for Vertical Health Solutions, Inc., a publicly-traded developer and distributor of animal health products. From 1998 to 2000, he was a Senior Vice President of Southwest Securities, Inc., a stock brokerage firm located in Dallas, Texas. From 1996 to 1998, he was Managing Director of Rodman & Renshaw, Inc., a stock brokerage firm. From 1987 to 1996, he was employed by Southwest Securities, Inc., as

Senior Vice President. Prior to joining Southwest Securities, Inc., in 1987, Mr. Edelman was a securities analyst and Vice President for Schneider, Bernet and Hickman, a Dallas, Texas securities firm. Mr. Edelman obtained an MBA degree from Columbia University, New York City, in 1966. Mr. Edelman's term as a director expires in 2005.

         James J. Ellis, 69, has been a director of the Company since November, 1995. He has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as General Manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. He also serves as a director of Jack Henry & Associates, a publicly traded company engaged in the sale and service of software for the banking industry. Mr. Ellis' term as a director expires in 2004.

         Michael E. Stillabower, M.D., 59, has been a director of the Company since March 1996. Dr. Stillabower has been a physician in private practice in Wilmington, Delaware, since 1980. He is President of Cardiology Consultants, P.A. in Wilmington Delaware. In 1999, Dr. Stillabower was appointed Director, Cardiovascular Research, Christiana Hospital. From 1988 to 1999, he was Chief of Cardiology at the Medical Center of Delaware, where he had held a number of appointments including Director, Coronary Care Unit, from 1984 to 1988. In May 1995, he was appointed Clinical Associate Professor of Medicine, Jefferson Medical College in Philadelphia, Pennsylvania, where he obtained his M.D. degree in 1976. He is an Elected Fellow of the American College of Cardiology and a member of other professional associations and is actively engaged in cardiology research, instruction and publication of related papers and abstracts. Dr. Stillabower's term as a director expires in 2004.

Committees, Meetings and Reports

         The Board of Directors has a standing Audit Committee and an Executive Compensation Committee. The members of the Audit Committee are Rex C. Bean (Chairman), James J. Ellis and Richard W. Edelman. The members of the Executive Compensation Committee are James J. Ellis (Chairman), Rex C. Bean and Richard W. Edelman. The Company has no nominating committee.

         The Executive Compensation Committee met five times during the 2002 year. The Executive Compensation Committee has oversight responsibility for all executive compensation and benefit programs of the Company. The Executive Compensation Committee reviews and approves all executive compensation and benefit plans.

         The Audit Committee met three times during the 2002 year to review the Company's accounting practices and procedures, discuss the Company's accounting practices and procedures with the Company's management and independent public accountants and to review the quarterly and annual financial statements of the Company.

         During the fiscal year ended December 31, 2002, there were 11 meetings held by the Board of Directors. No Director attended fewer than 75 percent of the total number of meetings of the Board of Directors and of any committee on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities which are derivative of the Common Stock. Executive officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all
Section 16(a) reports required to be filed by the Company's officers and directors were properly filed .

Director Compensation

         Directors who are not employees of the Company receive an annual retainer of $12,500 and a director's fee of $1,200 per meeting attended in person and $400 for telephonic Board of Directors meetings. All directors also are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board of Directors and committee meetings.

                               EXECUTIVE OFFICERS

         In addition to Messrs. Lampropoulos and Stanger, whose biographies are included previously in this Proxy Statement as directors of the Company, certain information is furnished with respect to the following executive officers of the
Company:

         B. Leigh Weintraub, 53, was appointed Chief Operating Officer in February 1997, from her previous position as Vice President of Operations were she served since April 1995. She was Director and Vice President of Regulatory Affairs and Quality Assurance of the Company from August 1993 to 1995. From 1992 to August 1993, she was Director of Regulatory Affairs and Clinical Programs for Endomedix, a medical device company based in Irvine, California. From 1988 to 1992, Ms. Weintraub was employed by Baxter Healthcare Corporation as manager of quality strategies and quality engineering and as project engineer, quality engineering. Ms. Weintraub completed an executive MBA program at Pepperdine University in April 1993.

         Brian L. Ferrand, 48, has been Vice President of Sales of the Company since June 1993. He was Director of Sales of the Company from May 1992 to May 1993, and was National Sales Manager of the Company from December 1991 to April 1992. From 1987 to December 1991, Mr. Ferrand was employed by Medical Marketing Associates and held positions as medical products sales representative, sales manager, and vice president of marketing and sales.

 Compensation of Officers

         The compensation of Fred P. Lampropoulos, the Company's Chief Executive Officer, and the Company's other four most highly compensated officers who were paid at least $100,000 (the "Named Officers") during the fiscal year ended December 31, 2002, is shown on the following pages in three tables and discussed in a report from the Executive Compensation Committee of the Board of Directors.

                           SUMMARY COMPENSATION TABLE
   --------------------------------------------------------------------------------------------------------------------------------
                                                                                             Long Term
                                                                                           Compensation
                                                         Annual Compensation                  Awards
   --------------------------------------------------------------------------------------------------------------------------------
                                                Fiscal                     Accrued           Options/               All Other
               Name and Position                 Year       Salary          Bonus            SARs (#)             Compensation
   --------------------------------------------------------------------------------------------------------------------------------
   Fred P. Lampropoulos                           2002        $305,000      $266,400           10,000              17,059 (1)(2)
     Chairman of the Board,                       2001         305,000       180,400          128,125 (3)(4)       33,021 (1)(2)
       Chief Executive Officer and President      2000         305,000        25,450           74,219 (3)          22,843 (1)(2)
   --------------------------------------------------------------------------------------------------------------------------------
   Brian L. Ferrand                               2002         250,000       148,000           10,000              18,039 (1)
     Vice President of Sales                      2001         250,000       100,000           41,188 (3)(4)       13,584 (1)(2)
                                                  2000         200,000        40,377           23,438 (3)          15,522 (1)(2)
   --------------------------------------------------------------------------------------------------------------------------------
   Bryan R. Lampropoulos                          2002                       329,318 (5)          0                18,635 (1)(2)(8)
     Vice President OEM &                         2001                       306,469 (6)       34,750 (3)(4)       11,981 (1)(2)
       International Sales & Marketing            2000          54,000       198,385 (7)       15,625               2,720 (2)
   --------------------------------------------------------------------------------------------------------------------------------
   Kent W. Stanger, C.P.A.                        2002         200,000        91,020           10,000               5,115 (2)
     Chief Financial Officer,                     2001         200,000        61,500           71,875 (3)(4)        4,047 (2)
       Secretary, Treasurer and Director          2000         200,000        10,000           42,969 (3)          12,361 (1)(2)
   --------------------------------------------------------------------------------------------------------------------------------
   B. Leigh Weintraub                             2002         200,000        76,220               0                9,037 (1)(2)
     Chief Operating Officer                      2001         200,000        51,500           56,250 (3)(4)        3,955 (2)
                                                  2000         200,000        18,667           31,250 (3)           2,700 (1)(2)
   --------------------------------------------------------------------------------------------------------------------------------

(1)  Includes vacation paid with cash in lieu of benefit.

(2) Amounts shown reflect contributions made by the Company for the benefit of the Named Officers under the formula plan provision of the Company's 401(k) Profit Sharing Plan.

(3) All options amounts to reflect two 5-for-4 stock splits effective August 28, 2001 and April 12, 2002.

(4)  2001 options include the grant for 2002 granted on December 8, 2001.

(5) Bonus amount for 2002 is made up of $299,718 in commission and $29,600 in bonus.

(6) Bonus amount in 2001 is made up of $286,469 in commission and $20,000 in bonus.

(7) Bonus amount in 2000 is made up of $193,385 in commission and $5,000 in bonus.

(8) Including income from the Company's Non-Qualified Employee Stock Purchase Plan.

Option Grants in Last Fiscal Year

         The following table sets forth individual grants of stock options made to the Named Officers during the fiscal year ended December 31, 2002. As of December 31, 2002, the Company had not granted any stock appreciation rights. The exercise price of all options granted during the year ended December 31, 2002 was not less than the market price of the Common Stock as of the date of grant.

--------------------------------------------------------------------------------------------------------------
                                                                                     Potential Realizable
                                              Percent of                            Value at Assumed Annual
                                 Number of   Total Options                           Rates of Stock Price
                                Securities    Granted to                               Appreciation for
                                Underlying     Employees                                 Option Term
                                 Options       in Fiscal   Exercise  Expiration   ----------------------------
           Name                  Granted         Year        Price       Date         5%            10%
--------------------------------------------------------------------------------------------------------------
Fred P. Lampropoulos .......    10,000        12.5%          16.99    05/23/12     $106,849      270,777

Brian L. Ferrand ...........    10,000(1)     12.5%          16.99    05/23/12      106,849      270,777

Bryan R. Lampropoulos ......         0         0              0           --              0            0

Kent W. Stanger, C.P.A. ....    10,000        12.5%          16.99    05/23/12      106,849      270,777

B. Leigh Weintraub .........         0         0              0           --              0            0



         (1) Subject to a five-year vesting period, with 20% of the grant vesting on each anniversary of the grant date.

---------------------------

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

         The following table sets forth the number of shares of Common Stock acquired during the fiscal year ended December 31, 2002 upon the exercise of stock options, the value realized upon such exercise, the number of unexercised stock options held on December 31, 2002 and the aggregate value of such options held by the Named Officers:

------------------------------------------------------------------------------------------------------------------------
                                 Number of
                                  Shares                       Number of Unexercised           Value of Unexercised
                                 Acquired        Value              Options at                 In-the-Money Options
                                    on        Realized on       December 31, 2002 (1)          at December 31, 2002(2)
             Name                Exercise(1)   Exercise      Exercisable    Unexercisable   Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------------

Fred P. Lampropoulos .....       74,219         $1,151,488      265,313      115,007         $4,106,441      $1,471,180
------------------------------------------------------------------------------------------------------------------------
Brian L. Ferrand .........       23,437            332,254        8,437       42,189            100,087         404,329
------------------------------------------------------------------------------------------------------------------------
Bryan R. Lampropoulos ....       13,125            157,731        6,250       27,500            124,500         326,380
------------------------------------------------------------------------------------------------------------------------
Kent W. Stanger, CPA  ....       27,344            447,538      118,516       47,345          1,749,934         569,080
------------------------------------------------------------------------------------------------------------------------
B. Leigh Weintraub .......       19,625            295,341       14,830       47,345            191,599         596,080
------------------------------------------------------------------------------------------------------------------------

         (1) All option amounts and prices have been adjusted to reflect two 5-for-4 stock splits effective August 28, 2001 and April 12, 2002.

         (2) Reflects the difference between the exercise price of the options granted and the value of the Common Stock on December 31, 2002. The closing sale price of the Common Stock on December 31, 2002 as reported by NASDAQ was $19.92 per share.

  Change of Control Employment Agreements

         The Board of Directors of the Company has approved Change of Control Employment Agreements (the "Employment Agreements") for each of the Named Officers. These Employment Agreements provide certain benefits in the event of a change of control of the Company, as well as payments and benefits in the event of termination of employment under certain circumstances.

         The Employment Agreements provide for the continued employment of the Named Officers for two years following a change of control (three years in the case of Mr. Fred P. Lampropoulos) (the "Employment Period") in essentially the position held prior to the change of control and at an annual base salary and average annual bonus based on the salary paid during the last fiscal year and the average of the bonuses paid during the three fiscal years prior to the change of control. In addition, during the Employment Period, the Named Officers are entitled to participate in all retirement plans, benefit plans and other employee benefits in effect prior to the change of control or, if more favorable, in those benefit programs provided to employees after the change of control.

           Upon termination of employment by the Company following a change of control, other than for death, disability or cause, or if the Named Officer terminates employment for good reason, the Named Officer is entitled to receive the sum of (i) his or her base salary and bonus through the date of termination
(ii) any accrued or deferred compensation or benefits, (iii) an amount equal to the Named Officer's annual base salary and average annual bonus multiplied by the number of whole or fractional years remaining in the Employment Period, and
(iv) continued coverage during the remainder of the Employment Period under the Company's benefit plans, programs, practices or policies. The Employment Agreements provide that the Named Officers may voluntarily terminate employment during a 30-day window period following the first 12 months of the Employment Period and that such a termination will be deemed for good reason. If termination of the employment of a Named Officer occurs which is not related to a change of control and is for other than death, disability or cause, the Named Officer is entitled to receive the sum of (i) and (ii) above, plus a sum equal to his or her annual base compensation and average bonus (based on the base salary paid during the last fiscal year and bonuses paid during the last three fiscal years).

           If termination of employment of a Named Officer occurs by reason of death or disability, he or she shall be entitled to payment of base salary and bonus through the date of termination, any deferred or accrued benefits, and such other death or disability benefits equal to the most favorable benefits provided by the Company to other employees and their families. If the Named Officer is terminated for cause during the Employment Period, the Company shall be obligated to pay to the Named Officer his or her annual base salary through the date of termination, the amount of any compensation previously deferred, and any other benefits due through the date of termination, in each case to the extent not previously paid.

Report of the Executive Compensation Committee

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that incorporates by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Executive Compensation Committee the report of the Audit Committee and the Performance Graph set forth on page 11 hereof shall not be deemed to be incorporated by reference into any such filings.

General. The Company's executive compensation program is administered by the Executive Compensation Committee, which is responsible for establishing the policies and amounts of compensation for the Company's executive officers. The Executive Compensation Committee, composed of three independent directors, has oversight responsibility for executive compensation and the executive benefit programs of the Company.

Executive Compensation Principles. The Company's executive compensation program is designed to align executive compensation with the values, objectives and performance of the Company. The executive compensation program is designed to achieve the following objectives:

         <    Attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company;

         <    Reward executive officers for long-term  strategic  management and the enhancement of shareholder value; and

         <    Promote a performance-oriented environment that encourages Company and individual achievement.

           Executive Compensation Program. The Company's executive compensation program consists of both cash and equity-based compensation. The components of the Company's executive compensation program and the policies which govern their implementation are outlined briefly below.

           Cash Compensation. The Company's cash compensation policy is designed to provide competitive levels of compensation to attract and retain qualified individuals and to reward individual initiative and achievement. The Company's existing executive compensation program is a base compensation plan with a bonus compensation element.

           The salary for Fred P. Lampropoulos, President and Chief Executive Officer, is based generally upon comparisons with levels of compensation paid to Chief Executive Officers of other comparably sized medical device manufacturers. The overall performance of the Company and the Company's progress toward achieving specific objectives are also important factors in setting compensation for Mr. Lampropoulos.

           Cash  compensation  for  executive  officers  other  than  the  Chief
Executive Officer is based generally upon comparisons with comparably sized medical device manufacturers and is targeted at the mid-range of the salary levels of those manufacturers. Compensation of executive officers is based, in part, upon their respective responsibilities as compared to similar positions in comparable companies. The Executive Compensation Committee also considers individual merit and the Company's performance. It is the practice of the Committee to solicit and review recommendations of the Chief Executive Officer when determining salary levels for executive officers other than the Chief Executive Officer.

         The Executive Compensation Committee created an annual incentive bonus program for the Chief Executive Officer. In 2002, Mr. Lampropoulos qualified for 98% of the maximum bonus when he achieved or exceeded 100% of the goals in each of the eight categories: total revenues; new product revenues; gross margin; net income; inventory turns; cost savings projects; obsolescence reduction; and stock price compared to the Russell 2000 Stock Index. In order to increase profitability and maximize shareholder value, the Executive Compensation Committee reduced the number of categories in 2003 to: revenue growth; earnings per share; and the total completion of 3 major projects. For 2003, Mr. Lampropoulos will be entitled to receive base incentive compensation of $150,000, if the Company achieves 100% of these goals. If 100% of a particular category is not achieved, no portion of the base incentive compensation will be paid for that category. The total cap on incentive compensation which Mr. Lampropoulos will be eligible to receive for the 2003 fiscal year is $180,000, provided that Mr. Lampropoulos achieves 120% or better of all goal targets for each of the three categories. In addition, the Board of Directors may in its discretion declare and pay to the Chief Executive Officer additional bonus amounts in recognition of exceptional performance.

           Equity-Based Compensation. The Company has adopted various stock-based compensation plans that are designed to promote and advance the interest of the Company and its shareholders by strengthening the mutuality of interests between the executive officers of the Company and the Company's shareholders. Since executive incentive compensation is based on shares of Common Stock, the value of those awards to executive officers increases as the value of the Common Stock increases. During the 2002 fiscal year, discretionary option grants were made to the Vice President of Sales.

           Benefits. The Company's policy is to provide an attractive benefit package to all employees. Executive officers of the Company are generally eligible to participate, on the terms and conditions applicable to all eligible employees of the Company, in the Merit Medical Systems 401(k) Profit Sharing Plan, a contributory savings and profit sharing plan for all Company employees over the age of 18. Certain executive officers may elect to defer certain awards or compensation under the Company's employee benefit plans.

                        EXECUTIVE COMPENSATION COMMITTEE

                            James J. Ellis, Chairman
                               Richard W. Edelman
                                   Rex C. Bean


Report of the Audit Committee.

         The Audit Committee met three times during the 2002 year, to review the Company's accounting practices and procedures, discuss the Company's accounting practices and procedures with the Company's management and independent public accountants and to review the quarterly and annual financial statements of the Company, and all members attended. Additionally, the Audit Committee or Rex Bean, its chairman, met with the Company's independent auditors and management to review the financial information included in each Quarterly Report on Form 10-Q of the Company prior to filing with the Commission. The functions of the Audit Committee are: (i) to review and approve the selection of, and all services performed by, the Company's independent auditor; (ii) to review the Company's internal controls; and (iii) to review, act and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. All members of the Audit Committee are independent as defined in Rule 4200 (a) (14) of the National Association of Securities Dealers listing standards.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent auditor is responsible for performing an audit of the Company's financial statements in accordance with the generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on their audit. The Audit Committee reviews these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and its independent auditor.

         The Audit Committee also has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended.

         The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditor their independence. The Audit Committee has also considered whether the provision of the services described below under the captions Proposal No. 4 Ratification of Selection of Auditor, "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of the independent auditor.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission.


                                 AUDIT COMMITTEE

                                       Rex C. Bean, Chairman
                                       James J. Ellis
                                       Richard W. Edelman

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of April 3, 2003, with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each director nominee, by each Named Officer and by all directors and executive officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. Percentages are based on 14,139,585 shares of Common Stock outstanding.

----------------------------------------------------------------------------------------------------------------------
                                                                                           Beneficial Ownership
----------------------------------------------------------------------------------------------------------------------
                                                                                       Number of        Percentage
                                                                                         Shares          of Class
----------------------------------------------------------------------------------------------------------------------
Principal Shareholders

Fred P. Lampropoulos (1)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . .         914,581         6.3
    Merit Medical Systems, Inc., 1600 West Merit Parkway, South Jordan, Utah

Barclays Global Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         807,870         5.7
    45 Fremont Street  San Francisco, CA 94105

Officers and Directors

Fred P. Lampropoulos . . . . . . . . . . . . . . . . . . . . . . . . .(see above). .

Kent W. Stanger C.P.A (1)(2)(4). . . . . . . . . . . . . . . . . . . . . . . . . . .         457,601         3.2

Rex C. Bean (2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         256,475         1.8

James J. Ellis(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          83,063           *

Michael E. Stillabower M.D (2) . . . . . . . . . . . . . . . . . . . . . . . . . . .          61,563           *

Bryan R. Lampropoulos (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          35,435           *

B. Leigh Weintraub(1)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22,732           *

Brian L. Ferrand(1)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19,304           *

Richard W. Edelman)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19,219           *

All executive officers and directors as a group (8 persons)                                1,834,538        12.5%
----------------------------------------------------------------------------------------------------------------------

* Represents holdings of less than 1%

(1) The computations above include the following share amounts which are held in the Company's 401(k) Profit Sharing Plan on behalf of participants hereunder: Fred P. Lampropoulos, 30,734 shares; Kent W. Stanger, 26,566 shares ; Bryan R. Lampropoulos, 12,558 shares; B. Leigh Weintraub, 3,853 shares; Brian L. Ferrand, 10,867 shares; and all executive officers and directors as a group, 72,078 shares.

(2) The computations above include the following share amounts which are subject to options exercisable within 60 days of April 3, 2003, none of which have been exercised: Fred P. Lampropoulos, 265,313 shares; Kent W. Stanger, 118,516 shares; Rex C. Bean, 60,782 shares; James J. Ellis 47,500 shares; Michael E. Stillabower M.D., 49,063 shares; B. Leigh Weintraub, 14,830 shares; Brian L. Ferrand, 8,437 shares; Richard W. Edelman, 9,219 shares; and all executive officers and directors as a group, 573,660 shares.

(3) Based on a Schedule 13D dated February 12, 2003, as filed with the Commission.

GRAPHIC OMITTED:    MERIT MEDICAL SYSTEMS, INC.
                    Comparison of Five-Year Cumulative Total Returns
                    Performance Graph

Prepared by the Center for Research in Security Prices
Produced on 04/04/03 including data to 12/31/02

The performance graph illustrates the cumulative value of $100.00 invested on 12/31/97, as follows:

                                      --------------------------------------------------------------------------------------------
                                         12/97     1/98     2/98     3/98     4/98     5/98     6/98     7/98     8/98     9/98
MERIT MEDICAL SYSTEMS                   100.00    91.00   104.00   100.00   131.00   120.00   142.00   128.00   103.00    96.00
NASDAQ STOCK MARKET (U.S.)              100.00   103.17   112.86   117.04   119.02   112.40   120.25   118.84    95.28   108.50
NASDAQ MEDICAL EQUIPMENT                100.00   101.95   108.60   109.72   109.73   104.32   103.81   101.07    82.09    91.73

                                      --------------------------------------------------------------------------------------------

                                         10/98    11/98    12/98     1/99     2/99     3/99     4/99     5/99     6/99     7/99

MERIT MEDICAL SYSTEMS                    86.00    87.00   106.00    94.00    88.00    92.00    82.00    92.00    79/75    84.00
NASDAQ STOCK MARKET (U.S.)              113.27   124.78   140.99   161.45   146.99   158.09   163.11   158.53   172.77   169.64
NASDAQ MEDICAL EQUIPMENT                 91.53   103.99   113.33   117.05   108.80   117.88   127.51   127.68   138.61   142.93
                                      --------------------------------------------------------------------------------------------

                                          8/99     9/99    10/99    11/99    12/99     1/00     2/00     3/00     4/00     5/00

MERIT MEDICAL SYSTEMS                   104.00    97.00   100.00   104.00   116.00   118.00   128.00   158.00    76.00    78.00
NASDAQ STOCK MARKET (U.S.)              176.80   177.01   191.19   214.36   261.48   251.86   299.87   293.74   247.07   217.29
NASDAQ MEDICAL EQUIPMENT                139.15   131.28   124.16   134.43   134.83   136.39   159.45   158.00   145.48   146.07
                                      --------------------------------------------------------------------------------------------

                                          6/00     7/00     8/00     9/00   10/00    11/00    12/00      1/01     2/01     3/01

MERIT MEDICAL SYSTEMS                   104.00    93.01    93.01   101.01  100.50    93.01    90.00     95.01    90.00    99.01
NASDAQ STOCK MARKET (U.S.)              255.45   242.13   270.78   235.61  216.25   166.61   157.77    176.87   136.92   117.74
NASDAQ MEDICAL EQUIPMENT                159.65   158.63   179.06   180.03  164.43   141.07   139.10    134.90   128.79   117.55
                                      --------------------------------------------------------------------------------------------

                                          4/01     5/01     6/01     7/01    8/01     9/01    10/01     11/01    12/01     1/02

MERIT MEDICAL SYSTEMS                   112.00   124.00   144.00   201.60  315.60   380.00   305.80    293.40   373.60   333.00
NASDAQ STOCK MARKET (U.S.)              135.31   135.11   138.77   129.95  115.80    96.29   108.65    124.12   125.16   124.21
NASDAQ MEDICAL EQUIPMENT                129.94   141.13   149.66   148.56  141.25   132.02   138.61    141.24   152.93   152.43
                                      --------------------------------------------------------------------------------------------

                                          2/02     3/02     4/02     5/02    6/02     7/02     8/02      9/02    10/02    11/02

MERIT MEDICAL SYSTEMS                   314.40   404.00   406.75   434.50  515.75   466.30   431.25    482.75   587.50   474.50
NASDAQ STOCK MARKET (U.S.)              111.29   118.59   108.74   103.95   94.53    85.90    84.99     75.85    86.21    95.82
NASDAQ MEDICAL EQUIPMENT                143.70   148.68   148.21   144.71  136.03   124.63   128.52    123.68   123.26   124.42
                                      --------------------------------------------------------------------------------------------

                                         12/02

MERIT MEDICAL SYSTEMS                   498.00
NASDAQ STOCK MARKET (U.S.)               86.53
NASDAQ MEDICAL EQUIPMENT                123.78
                                      --------------------------------------------------------------------------------------------

                                                                                        Begin:  12/31/1997
                                                                                   Period End:  12/31/2002
MERIT MED SYS INC                                                                         End:  12/31/2002

                                     Beginning
            Transaction   Closing     No. Of     Dividend    Dividend    Shares      Ending    Cum. Tot.
   Date*        Type      Price**    Shares***  per Share      Paid    Reinvested    Shares      Return
----------- -----------  --------   ----------  ---------    --------  ----------   -------    ----------

   31-Dec-97   Begin        4.000      25.00                                         25.000      100.00

   31-Jan-98  MonthEnd      3.640      25.00                                         25.000       91.00

   28-Feb-98  MonthEnd      4.160      25.00                                         25.000      104.00

   31-Mar-98  MonthEnd      4.000      25.00                                         25.000      100.00

   30-Apr-98  MonthEnd      5.240      25.00                                         25.000      131.00

   31-May-98  MonthEnd      4.800      25.00                                         25.000      120.00

   30-Jun-98  MonthEnd      5.680      25.00                                         25.000      142.00

   31-Jul-98  MonthEnd      5.120      25.00                                         25.000      128.00

   31-Aug-98  MonthEnd      4.120      25.00                                         25.000      103.00

   30-Sep-98  MonthEnd      3.840      25.00                                         25.000       96.00

   31-Oct-98  MonthEnd      3.440      25.00                                         25.000       86.00

   30-Nov-98  MonthEnd      3.480      25.00                                         25.000       87.00

   31-Dec-98  MonthEnd      4.240      25.00                                         25.000      106.00

   31-Jan-99  MonthEnd      3.760      25.00                                         25.000       94.00

   28-Feb-99  MonthEnd      3.520      25.00                                         25.000       88.00

   31-Mar-99  MonthEnd      3.680      25.00                                         25.000       92.00

   30-Apr-99  MonthEnd      3.280      25.00                                         25.000       82.00

   31-May-99  MonthEnd      3.680      25.00                                         25.000       92.00

   30-Jun-99  MonthEnd      3.190      25.00                                         25.000       79.75

   31-Jul-99  MonthEnd      3.360      25.00                                         25.000       84.00

   31-Aug-99  MonthEnd      4.160      25.00                                         25.000      104.00

   30-Sep-99  MonthEnd      3.880      25.00                                         25.000       97.00

   31-Oct-99  MonthEnd      4.000      25.00                                         25.000      100.00

   30-Nov-99  MonthEnd      4.160      25.00                                         25.000      104.00

   31-Dec-99  MonthEnd      4.640      25.00                                         25.000      116.00

   31-Jan-00  MonthEnd      4.720      25.00                                         25.000      118.00

   29-Feb-00  MonthEnd      5.120      25.00                                         25.000      128.00

   31-Mar-00  MonthEnd      6.320      25.00                                         25.000      158.00

                                     Beginning
            Transaction   Closing     No. Of     Dividend    Dividend    Shares      Ending    Cum. Tot.
   Date*        Type      Price**    Shares***  per Share      Paid    Reinvested    Shares      Return
----------- -----------  --------   ----------  ---------    --------  ----------   -------    ----------
   30-Apr-00  MonthEnd      3.040      25.00                                         25.000       76.00

   31-May-00  MonthEnd      3.120      25.00                                         25.000       78.00

   30-Jun-00  MonthEnd      4.160      25.00                                         25.000      104.00

   31-Jul-00  MonthEnd      3.720      25.00                                         25.000       93.01

   31-Aug-00  MonthEnd      3.720      25.00                                         25.000       93.01

   30-Sep-00  MonthEnd      4.040      25.00                                         25.000      101.01

   31-Oct-00  MonthEnd      4.020      25.00                                         25.000      100.50

   30-Nov-00  MonthEnd      3.720      25.00                                         25.000       93.01

   31-Dec-00  MonthEnd      3.600      25.00                                         25.000       90.00

   31-Jan-01  MonthEnd      3.800      25.00                                         25.000       95.01

   28-Feb-01  MonthEnd      3.600      25.00                                         25.000       90.00

   31-Mar-01  MonthEnd      3.960      25.00                                         25.000       99.01

   30-Apr-01  MonthEnd      4.480      25.00                                         25.000      112.00

   31-May-01  MonthEnd      4.960      25.00                                         25.000      124.00

   30-Jun-01  MonthEnd      5.760      25.00                                         25.000      144.00

   31-Jul-01  MonthEnd      8.064      25.00                                         25.000      201.60

   31-Aug-01  MonthEnd     12.624      25.00                                         25.000      315.60

   30-Sep-01  MonthEnd     15.200      25.00                                         25.000      380.00

   31-Oct-01  MonthEnd     12.232      25.00                                         25.000      305.80

   30-Nov-01  MonthEnd     11.736      25.00                                         25.000      293.40

   31-Dec-01  MonthEnd     14.944      25.00                                         25.000      373.60

   31-Jan-02  MonthEnd     13.320      25.00                                         25.000      333.00

   28-Feb-02  MonthEnd     12.576      25.00                                         25.000      314.40

   31-Mar-02  MonthEnd     16.160      25.00                                         25.000      404.00

   30-Apr-02  MonthEnd     16.270      25.00                                         25.000      406.75

   31-May-02  MonthEnd     17.380      25.00                                         25.000      434.50

   30-Jun-02  MonthEnd     20.630      25.00                                         25.000      515.75

   31-Jul-02  MonthEnd     18.652      25.00                                         25.000      466.30


                                     Beginning
            Transaction   Closing     No. Of     Dividend    Dividend    Shares      Ending    Cum. Tot.
   Date*        Type      Price**    Shares***  per Share      Paid    Reinvested    Shares      Return
----------- -----------  --------   ----------  ---------    --------  ----------   -------    ----------

   31-Aug-02  MonthEnd     17.250      25.00                                         25.000      431.25

   30-Sep-02  MonthEnd     19.310      25.00                                         25.000      482.75

   31-Oct-02  MonthEnd     23.500      25.00                                         25.000      587.50

   30-Nov-02  MonthEnd     18.980      25.00                                         25.000      474.50

   31-Dec-02    End        19.920      25.00                                         25.000      498.00


*   Specified ending dates or ex-dividends dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** 'Begin Shares' based on $100 investment.

PROPOSAL NO. 2 - AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has proposed to amend the Articles of Incorporation of the Company for the purpose of increasing the number of authorized shares of Common Stock from 20 million shares to 50 million shares (the "Articles Amendment"). A copy of the proposed Articles Amendment is attached hereto as Appendix A. If the Articles Amendment is approved at the Annual Meeting, the Company intends to promptly sign the Articles Amendment and file the same with the Utah Division of Corporations and Commercial Code.

         The Board of Directors recommends that shareholders vote FOR the Articles Amendment.

Effect and Purpose of Proposed Articles Amendment

         The effect of the proposed Articles Amendment is to increase the number of shares of Common Stock the Company is authorized to issue to 50 million shares. Under the Articles of Incorporation, the Company is presently authorized to issue 20 million shares of Common Stock and 5 million shares of preferred stock, no par value (the "Preferred Stock"). Of the authorized shares of Common Stock, 14,139,585 were issued and outstanding as of April 3, 2003. An additional
2.9 million shares are subject to outstanding options or warrants or are reserved for the grant of future awards pursuant to the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan and the Merit Medical Systems, Inc. Long-term Incentive Stock Option Plan. None of the authorized shares of Preferred Stock are issued, outstanding or subject to any outstanding options or warrants or reserved for any specific purpose, except that 1,000,000 shares of Preferred Stock are designated as Series A Junior Participating Preferred Stock and are reserved for issuance pursuant to a Rights Agreement dated August 27, 1997, between the Company and Zions First National Bank.

         The Board of Directors has approved the Articles Amendment, and is recommending it for approval by the shareholders, because the Board of Directors is concerned that the number of shares of Common Stock currently available for issuance may prove insufficient for acquisition, stock split and other opportunities that may arise during the next few years. The Company has effected a 5:4 forward stock split twice during the past few years. In addition, the Company has used shares of Common Stock to acquire other businesses or their assets and has used options on shares of Common Stock to provide incentive compensation to the Company's directors, officers, employees and other service providers. The Board of Directors believes that these past issuances of Common Stock have benefited the shareholders of the Company by permitting the Company to continue to expand its operations and attract talented service providers. The Board of Directors anticipates that, in the next few years, the Company may effect additional forward stock splits, acquire additional businesses or assets, or grant incentive awards to service providers of the Company. The Board of Directors may also determine to use additional authorized shares of Common Stock for other purposes, such as raising capital. The purpose of the Articles Amendment is to ensure that a sufficient number of shares of Common Stock are available for the above described, and other possible, transactions during the next few years.

Effect of Future Issuances of Common Stock

         The authorized number of shares of Common Stock represents the maximum number of shares of Common Stock that the Board of Directors can issue without obtaining shareholder approval to amend the Articles of Incorporation to increase such number. If the Articles Amendment is approved, the number of additional shares of Common Stock available for issuance by the Board of Directors without further shareholder approval will increase from approximately 3 million shares to approximately 33 million shares (taking into account all shares issued, outstanding or reserved for issuance). Each time additional shares of Common Stock are issued, the voting rights, dividend rights and other rights of each previously issued share of Common Stock are reduced proportionately. If the Articles Amendment is approved, the current holders of the Common Stock may experience dilution as additional shares of Common Stock are issued in the future.

         PROPOSAL NO. 3 -- AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC.
                       1999 OMNIBUS STOCK INCENTIVE PLAN

         The Board of Directors has adopted an amendment (the "Plan Amendment") to the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan (the
"Incentive Plan"), to increase the number of shares available under the Incentive Plan from 2,500,000 shares of Common Stock to 4,500,000 shares of Common Stock. The Plan Amendment effects no other changes to the Incentive Plan. If the Plan Amendment is not approved, the Incentive Plan will remain in effect in its present form. The terms of the Incentive Plan are summarized below. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Incentive Plan.

         The Board of Directors recommends that shareholders vote FOR the Plan Amendment.

General

         The Incentive Plan is intended to promote the interests of the Company and its shareholders by providing directors, officers, employees and others who are expected to contribute to the success of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company thereby aligning their interest more closely to the interests of the shareholders. Persons eligible for grants under the Incentive Plan include 6 directors, approximately 1,100 officers and employees that are not directors and an indeterminable number of consultants and others who may contribute to the long-term success of the Company.

         The Incentive Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act. In addition, the Incentive Plan is intended to provide performance-based compensation so as to be eligible for an exemption from the deduction limitations contained in Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").
Section 162(m) denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to persons who would qualify as the "Named Officers" of the Company in any given year. Certain compensation, including compensation based on the attainment of performance goals, is excluded from, this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to paid be disclosed to and approved by the shareholders in a separate vote prior to the payment. Accordingly, if the Plan Amendment is approved by shareholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to persons that would qualify as Named Officers pursuant to the Incentive Plan will not be subject to the deduction limit of Section 162(m).

Summary of Terms

         The Incentive Plan presently authorizes an aggregate of 2,500,000 shares of Common Stock that may be subject to awards, subject to adjustment as described below. If the Plan Amendment is approved, the number of shares of Common Stock authorized for awards under the Incentive Plan will increase to 4,500,000 shares. As of April 3, 2003, there were only 334,153 shares of Common Stock available for issuance upon the exercise of awards granted under the Incentive Plan.

         Shares issued pursuant to the Incentive Plan may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the Incentive Plan. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Incentive Plan. The total number of shares of Common Stock subject to awards (including awards paid in cash but denominated in shares of Common Stock) granted to any participant in the Incentive Plan during any taxable year of the Company may not exceed 200,000. In the event that the Executive Compensation Committee of the Board of Directors (the "Committee") determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Incentive Plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the aggregate number of shares available under the Incentive Plan, the limit on individual awards, the number of shares subject to each outstanding award, and the exercise price of each outstanding option or stock appreciation right.

         Awards under the Incentive Plan may be made in the form of (i) stock options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, (ii) options other than incentive stock options ("non-qualified stock options"), (iii) stock appreciation rights,
(iv) restricted stock, (v) phantom bonuses. Awards may be granted to such directors, officers, employees and others expected to contribute to the long-term success of the Company and its subsidiaries as the Committee shall, in its discretion, select.

         The Incentive Plan is administered by the Committee, which is, at all times, required to consist of two or more persons each of whom in an "outside director" within the meaning of Section 162(m) and a non-employee director within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Incentive Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

Awards Under the Incentive Plan

         Stock Options. Unless the Committee expressly provides otherwise, an option granted under the Incentive Plan will not be exercisable prior to one year after the date of grant and will become exercisable as to 20% of the shares subject thereto on each of the first through fifth anniversaries of the grant. The Committee determines each option's expiration date; provided; however, that no incentive stock opinion may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") is to be established by the Committee, but may be no less than the fair market value of a share of Common Stock on the date of grant. The option exercise price is payable (i) in cash, by certified check, bank cashier's check or wire transfer, (ii) by delivering instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the full amount of the Purchase Price, (iii) by delivering shares of Common Stock owned by the participant with appropriate stock powers, (iv) by electing to have the Company retain shares of Common Stock which would otherwise be issued on the exercise of the Option, (v) any combination of the foregoing forms or (vi) by such other payment method as the Committee may prescribe.

         Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Incentive Plan. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock options will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the fair market value of a share of Common Stock over the exercise price of the stock appreciation right for each share of Common Stock in respect of which such stock appreciation right is being exercised.

         Restricted Stock. The Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee determines in its discretion. Awards of Restricted Stock granted to executive officers of the Company must be contingent on the attainment by the Company or a subsidiary of the Company, if applicable of one or more pre-established performance goals (the "Performance Goals") established by the Committee. The Performance Goals may be based on the attainment by the Company (and/or its subsidiaries, if applicable) of any one or more of the following criteria: (i) a specified percentage return on total stockholder equity of the Company; (ii) a specified percentage increase in earnings per share of Common Stock from continuing operations of Common Stock; (iii) a specified percentage increase in net income of the Company; and
(iv) a specified percentage increase in profit before taxation of the Company.

         Phantom Stock. The Committee may grant shares of phantom stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. If the requirements specified by the Committee are met, the grantee of such an award will receive a cash payment equal to the fair market value of a number of shares of Common Stock equal to the number of shares of phantom stock covered by the award plus the dividends that would have been paid on such shares had they actually been outstanding shares of Common Stock following the grant date. Awards of phantom stock granted to executive officers of the Company must be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of any one or more of the Performance Goals noted above.

         Stock Bonus. The Committee may grant bonuses comprised of shares of Common Stock free of restrictions to such persons, in such amounts, as the Committee shall determine in its discretion. No Executive Officer is eligible to receive a Stock Bonus under the Incentive Plan unless a prior determination of eligibility is made by the Committee.

         The Board may suspend, discontinue, revise, terminate or amend the Incentive Plan at any time; provided, however, that shareholder approval must be obtained if and to the extent that the Board deems it appropriate to satisfy
Section 162(m). In the event of a Change in Control, all outstanding awards will become fully vested and/or immediately exercisable.

Plan Benefits

         Inasmuch as awards under the Incentive Plan will be granted at the sole discretion of the Committee and performance goal criteria may vary from year to year and from participant to participant, the Company cannot now determine the exact number of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, phantom stock and stock bonuses to be granted in the future to each of the Named Officers, to all current executive officers as a group, to all non-executive officer directors as a group or to all non-executive officer employees as a group. See "Officer Compensation-Options Granted in Last Fiscal Year" above for the number of options granted under the Incentive Plan to the Named Officers in the year ended December 31, 2002. During the year ended December 2002, options to purchase 30,000 shares of Common Stock were granted to all current officers as a group.

Equity Compensation Plan Information

         Set forth below is certain information about the number of shares of Common Stock subject to options, warrants and other rights granted, or that may be granted, under the Company's compensation plans as of December 31, 2002.

                                    Equity Compensation Plan Information
                                                                                                Number of
                                                                                           securities remaining
                                                                                           available for future
                             Number of                                                        issuance under
                         securities to be                                                  equity  compensation
                       issued upon exercise                                                  plans (excluding
                          of outstanding                 Weighted-average                       securities
                         options, warrants             outstanding options,                      reflected
Plan category               and rights                  warrants and rights                      in column (a))
-------------        -----------------------       -----------------------------        ---------------------------
                               (a)                             (b)                                  (c)
Equity
Compensation
Plans approved by
Security holders           2,071,070                          $7.04                          1,165,755 (1)(2)
                     -----------------------       -----------------------------        ---------------------------


Equity
Compensation
Plans not approved
By security holders          242,908 (3)                      $3.90                               0
                     -----------------------       -----------------------------        ---------------------------
Total                      2,313,978                          $5.86                          1,165,755 (1)(2)
                     -----------------------       -----------------------------        ---------------------------

(1) On February 6, 2003, the Company granted 499,755 options, reducing the number of options available under the Incentive Plan to 334,153.

(2) Includes 331,847 shares available to be issued under the Company's Employee Stock Purchase Plans.

(3) On January 13, 2003, all the warrants were exercised and 242,908 shares of Common Stock were issued.

              PROPOSAL NO. 4 - RATIFICATION OF SELECTION OF AUDITOR

         The Audit Committee has recommended, and the Board of Directors has selected, the firm of Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2003, subject to ratification by the Company's shareholders. Deloitte & Touche LLP has acted as independent auditor for the Company since 1987. The Board of Directors anticipates that one or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The  Board  of  Directors   recommends  that   shareholders   vote  FOR
ratification   of  the  appointment  of  Deloitte  &  Touche  as  the  Company's independent auditor.

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $125,000.

Financial Information Systems Design and Implementation Fees

         There were no services provided by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

         The aggregate fees billed by Deloitte for all other non-audit services, for the fiscal year ended December 31, 2002, were approximately $96,000.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that it is compatible.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2004, proposals which shareholders intend to present at the Annual Meeting of Shareholders to be held in calendar year 2004 must be received by Kent W. Stanger, Chief Financial Officer, Secretary and Treasurer of the Company, at the Company's executive offices (1600 West Merit Parkway, South Jordan, Utah 84095) no later than December 31, 2003. Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in the 2004 calendar year, but fails to notify the Company of such intention prior to March 15, 2004, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                             ADDITIONAL INFORMATION

         The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 2002 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission. Written requests for such information should be directed to Kent W. Stanger, Chief Financial Officer, Secretary and Treasurer of the Company, at the address on the first page hereof.

                                      PROXY

                           MERIT MEDICAL SYSTEMS, INC.
                             1600 West Merit Parkway
                            South Jordan, Utah 84095


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Fred P. Lampropoulos and Kent W. Stanger, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Merit Medical Systems, Inc., a Utah corporation (the "Company"), held of record by the undersigned on April 18, 2003, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company on May 22, 2003, at 3:00 P.M. local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

1. Election of Two Directors, each to serve for a term of three years or until his successor shall have been duly elected and qualified.

    [ ]       FOR all nominees listed below (except as marked to the contrary).
    [ ]       WITHHOLD AUTHORITY to vote for all nominees listed below.
              (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's named in the list below.)

              FRED P. LAMPROPOULOS      KENT W. STANGER

2. The amendment of the Articles of Incorporation of the Company increasing the number of authorized shares of common stock of the Company from 20 million shares to 50 million shares.
              [ ]  FOR             [ ]  AGAINST           [ ]  ABSTAIN

3. The amendment to the Merit Medical Systems, inc. 1999 Omnibus Stock Incentive Plan to increase the number of shares of common stock of the Company available for issuance upon the exercise of awards granted under such plan from 2,500,000 shares to 4,500,000 shares.
              [ ]  FOR             [ ]  AGAINST           [ ]  ABSTAIN

4. The proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditor of the Company.

              [ ]  FOR             [ ]  AGAINST           [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote on matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the shareholders at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE TWO DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, FOR THE AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UPON THE EXERCISE OF AWARDS GRANTED UNDER SUCH PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO BE THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003, AND IN THE DISCRETION OF THE PROXIES, OR EITHER OF THEM, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SHAREHOLDERS AT THE ANNUAL MEETING.

     Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.


DATED:                            2003
       --------------------------       ----------------------------------------
                                            Signature


                                        ----------------------------------------
                                            Signature if held jointly



     (Please sign above as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

--------------------------------------------------------------------------------
                                   Appendix A
--------------------------------------------------------------------------------
                           Form of Articles Amendment
--------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           MERIT MEDICAL SYSTEMS, INC.

                                  May 22, 2003

In accordance with Section 16-10a-1006 of the Utah Revised Business  Corporation
Act  (the  "Act"),  MERIT  MEDICAL  SYSTEMS,   INC.,  a  Utah  corporation  (the
"Corporation"), hereby declares and certifies as follows:

1.    The name of the Corporation is MERIT MEDICAL SYSTEMS, INC.

2. The first full paragraph of Article IV of the Articles of Incorporation of the Corporation shall be amended and replaced in its entirety as follows (the "Amendment"):

      The total number of shares of capital stock which the corporation shall have the authority to issue is fifty-five million (55,000,000), of which five million (5,000,000) shall be shares of preferred stock, no par value (hereinafter called "Preferred Stock") and fifty million (50,000,000) shall be shares of common stock, no par value (hereinafter called "Common Stock").

3. The Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4. The Amendment was adopted as of May 22, 2003 in accordance with the provisions of the Act.

5. The designation, number of outstanding shares, number of votes entitled to be cast, number of shares indisputably representing at the meeting at which the Amendment was considered, and the total number of votes cast for, and against, the Amendment by the sole voting group entitled to vote on the Amendment were as follows:

==========================================================================================================================
 Designation, Number of Outstanding Shares and     Number of Votes       Number of Votes Cast     Number of Votes Cast
                Number of Votes                      Indisputably         For the Amendment     Against the Amendment or
    Entitled to be Cast by Sole Voting Group      Represented at the                             Abstaining From Voting
       Entitled to Vote on the Amendment               Meeting
--------------------------------------------------------------------------------------------------------------------------

          [___]shares of Common Stock                   [____]                  [____]                   [____]
==========================================================================================================================


The number of votes cast for the Amendment was sufficient for approval.

IN WITNESS WHEREOF, these Articles of Amendment have been executed by the Corporation as of the date first written above.

MERIT MEDICAL SYSTEMS, INC.,
a Utah corporation

By:______________________________

Its:______________________________

                                 MAILING ADDRESS
                                 ---------------

If, upon completion of filing of the above Articles of Amendment, the Utah Division of Corporations and Commercial Code elects to send a copy of the Articles of Amendment to the Corporation by mail, the address to which the copy should be mailed is:

                           Merit Medical Systems, Inc.
                               1600 Merit Parkway
                            South Jordan, Utah 84095
                              Attn: Kent W. Stanger